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                                                                    EXHIBIT 10.2

                                October 24, 1997

Medaphis Corporation
2840 Mt. Wilkinson Parkway
Suite 300
Atlanta, Georgia 30339
Attn: David McDowell
      Chief Executive Officer


          RE: Participation Agreement, dated as of April 21, 1995, as amended (the "Participation Agreement") among Medaphis Corporation (the "Lessee"), SunTrust Bank, Atlanta, and Creditanstalt Corporate Finance, Inc. (the "Lenders"), and SunTrust Bank, Atlanta, as agent for the Lenders (the "Agent")

Gentlemen:

     All capitalized terms used herein and not otherwise defined herein shall have the meanings given such terms in the Participation Agreement.

     We refer to the September 18, 1997 letter under which the Lenders, among other things, waived Lessee's compliance with certain of the financial covenants in the Credit Agreement as incorporated into the Participation Agreement pursuant to Section 5.4 thereof (the "WAIVER LETTER"). The Lessee has requested that the Lenders waive the deadline in paragraph (ii) of the Waiver Letter for the payment of all Lender Balances.

     The Lessee also has requested that the Lenders waive any Event of Default or Potential Event of Default which may occur under clause (e) of Article XIII of the Lease solely as a result of any breach of the Lessee's representations and warranties in Section 6.02 of the Credit Agreement and any breaches of the Borrower's covenants in Sections 7.01(a), 7.01(b), 7.01(c) and 7.03 of the Credit Agreement which result from any downward restatement by up to $40,000,000 in total of Lessee's consolidated revenues for its fiscal years ended December 31, 1995 and December 31, 1996 and its two fiscal quarters ending June 30, 1997 (of which no more than $5,000,000 of any such restatement may relate to downward adjustments of results for the two-quarter period ending June 30, 1997), which restatement, in turn, is the result of any change in the Lessee's recognition of income on certain contracts of Health Data Sciences Corporation. The Lessee also has requested that the Lenders confirm that any such restatement and the commencement of any investigation, action or proceeding before or by any court or governmental or regulatory authority as a result thereof will not result in a Material Adverse Effect as defined in the Credit Agreement.
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     The Lessee also has requested that the Lenders extend the deadline under
Section 5.3(b) of the Participation Agreement for the delivery of the Borrower's financial statements for its fiscal quarter ending September 30, 1997 from November 15, 1997 to November 30, 1997 and waive solely to the extent of the aforesaid restatement the requirement under Section 5.3(a) of the Participation Agreement that the monthly financial statements for the months of September, 1997 and October, 1997 required to be delivered by Borrower to each Lender be prepared in accordance with GAAP.

     Subject to the terms and conditions of this letter, the Lenders hereby (i) extend the aforesaid Waiver Letter payment deadline from November 30, 1997 to January 31, 1998; (ii) waive any such aforesaid Event of Default or Potential Event of Default; (iii) confirm that any such aforesaid restatement and the commencement of any such aforesaid investigation, action or proceeding will not result in a Material Adverse Effect as defined in the Credit Agreement; (iv) extend the aforesaid quarterly financial statement deadline; and (v) waive the aforesaid monthly financial statement preparation requirement; provided, however, that (1) in consideration of such extensions, waivers and confirmation, Lessee shall pay to the Agent, on the effective date of this letter as provided below, a fee (which fee shall be fully earned upon the effectiveness of this letter) in an amount equal to one-quarter of one percent (0.25%) of the aggregate outstanding principal balance of the Loans as of such date, and such fee shall be distributed by the Agent to all Lenders in accordance with their respective pro rata shares thereof; (2) the aforesaid extensions relates solely to the above-described deadlines and nothing in this letter is intended, or shall be construed, to extend, waive or otherwise modify any of the other terms and conditions of the Waiver Letter; (3) the aforesaid waivers relate solely to the specific provisions, restatement and time periods described above and nothing in this letter is intended, or shall be construed, to constitute a waiver of or a consent to a departure from any other provisions of the Lease; and (4) the aforesaid confirmation relates solely to the specific restatement described above and the commencement of the investigations, actions or proceedings described above and nothing in this letter is intended, or shall be construed, to constitute the confirmation or agreement by any Lender or the Agent that any other event which is or may be the direct or indirect result of such restatement or that any subsequent development in any such investigation, action or proceeding (including without limitation any adverse outcome therein) will not result in a Material Adverse Effect.

     Please note that this letter (and the extensions, waivers and confirmation provided herein) shall not become effective unless and until (a) the aforesaid fee has been paid and (b) this letter has been signed by the Lenders and this letter has been accepted and agreed to by the Lessee, in each case by such person's signing a copy of this letter in the appropriate space indicated below
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and returning the same to the Agent's counsel (which may be done by telecopy and in counterparts).

                                   SUNTRUST BANK, ATLANTA, as Agent
                                   and as a Lender


                                   By: /s/ David H. Eidson
                                      ------------------------------
                                    Name:  David H. Eidson
                                         ---------------------------
                                    Title:   S.V.P.
                                          --------------------------

                                   By: /s/ Robert E. Tincher
                                      ------------------------------
                                    Name:  Robert E. Tincher
                                         ---------------------------
                                    Title:    S.V.P.
                                          --------------------------

                                   CREDITANSTALT CORPORATE
                                   FINANCE, INC., as a Lender


                                   By: /s/ Robert M. Biringer
                                      ------------------------------
                                    Name:  Robert M. Biringer
                                         ---------------------------
                                    Title: EVP
                                          --------------------------

                                   By: /s/ John G. Taylor
                                      ------------------------------
                                    Name:  John G. Taylor
                                         ---------------------------
                                    Title: Senior Associate
                                          --------------------------
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ACCEPTED AND AGREED TO
this 24th day of October, 1997:


MEDAPHIS CORPORATION


By: /s/ Randolph L. M. Hutto
   -----------------------------
Name:   Randolph L. M. Hutto
     ---------------------------
Title:  Executive Vice President
      --------------------------